                                                                Exhibit 10(ix)

                            RETIREMENT BENEFIT PLAN
                           FOR ALFRED M. RANKIN, JR.
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1994)


                 WHEREAS, NACCO Industries, Inc. (the "Employer") adopted the Retirement Benefit Plan for Alfred M. Rankin Jr. (the "Plan") effective as of March 1, 1989; and

                 WHEREAS, the Plan provided retirement benefits for Mr. Rankin based on benefits which were provided to employees of the Employer under the qualified pension plan known as The NACCO Industries, Inc. Pension Plan for Salaried Employees ("Plan 006"); and

                 WHEREAS, effective as of December 31, 1993, benefits under Plan 006 were frozen for all participants and Plan 006 was merged out of existence; and

                 WHEREAS, effective as of December 31, 1993, benefits under the Plan for Mr. Rankin were also frozen; and

                 WHEREAS, effective as of December 31, 1993, the Employer became a participating employer under the profit sharing portion of the NACCO Materials Handling Group, Inc. Profit Sharing Plan (the "Profit Sharing Plan"); and

                 WHEREAS, pursuant to the Employer's Instrument of Adoption of the Profit Sharing Plan, Mr. Rankin is excluded from participating in the Profit Sharing Plan; and

                 WHEREAS, the Employer now desires to lift the benefit freeze under the Plan retroactive to January 1, 1994 and to provide for Mr. Rankin the benefits which would otherwise have been made for him under the Profit Sharing Plan if he had been eligible to participate in such Plan and such participation was not limited by certain provisions of the Internal Revenue Code; and

                 WHEREAS, the Employer and Mr. Rankin desire to restructure the benefits that accrued under the Plan prior to January 1, 1994.

                 NOW THEREFORE, the Employer hereby adopts and publishes this amendment and restatement of the Plan, which shall contain the following terms and conditions:


                                   ARTICLE I
                                    PREFACE

                 SECTION 1.1. EFFECTIVE DATE AND PLAN YEAR. The effective date of this amendment and restatement of the Plan is January 1, 1994. The Plan Year of the Plan is the calendar year.





VOL402CL Doc: 75539.1

                 SECTION 1.2. PURPOSE OF THE PLAN. The purpose of this Plan is to provide retirement benefits to the Participant.

                 SECTION 1.3. GOVERNING LAW. This Plan shall be regulated, construed and administered under the laws of the State of Ohio, except when preempted by federal law.

                 SECTION 1.4. SEVERABILITY. If any provision of this Plan or the application thereof to any circumstances(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.


                                   ARTICLE II
                                  DEFINITIONS
                                  -----------
                 SECTION 2.1. The following words and phrases when used in this Plan with initial capital letters shall have the following respective meanings, unless the context clearly indicates otherwise.

                 SECTION 2.1 (1). "ACCOUNT" shall mean the record maintained in accordance with Section 3.3 by the Employer for the Participant's Supplemental Benefit.

                 SECTION 2.1 (2). "BENEFICIARY" shall mean such person or persons (natural or otherwise) as may be designated by the Participant as his Beneficiary under this Plan. Such a designation may be made, and may be revoked or changed (without the consent of any previously designated Beneficiary), only by an instrument (in form acceptable to the Employer) signed by the Participant and filed with the Employer prior to the Participant's death. In the absence of such a designation and at any other time when there is no existing Beneficiary designated by the Participant to whom payment is to be made pursuant to his designation, his Beneficiary shall be his surviving spouse or, if none, his estate. A person designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant's Beneficiary unless the Participant's designation specifically provided to the contrary. If two or more persons designated as a Participant's Beneficiary are in existence, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provided to the contrary.

                 SECTION 2.1 (3). "CODE" shall mean the Internal Revenue Code of 1986, as it has been and may be amended from time to time.

                 SECTION 2.1 (4). "CODE LIMITATIONS" shall mean the limitations imposed by Sections 401(a)(17) and 415 of the Code, or





VOL402CL Doc: 75539.1
any successor(s) thereto, on the amount of the contributions which may be made to the Profit Sharing Plan for a participant.

                 SECTION 2.1 (5). "COMPENSATION" shall have the same meaning as under the Profit Sharing Plan, except that Compensation (a) shall not be subject to the dollar limitation imposed by Code Section 401(a)(17), and (b) shall be deemed to include cash in lieu of perquisites and the amount of compensation deferred by the Participant under The North American Coal Corporation Deferred Compensation Plan for Management Employees (prior to 1995) or the NACCO Materials Handling Group, Inc., Unfunded Benefit Plan (after
1994).

                 SECTION 2.1 (6). "CONTROLLED GROUP" shall mean the Employer and any other company, the employees of which, together with the employees of the Employer, are required to be treated as if they were employed by a single employer pursuant to Section 414 of the Code.

                 SECTION 2.1 (7).  "EMPLOYER" shall mean NACCO Industries, Inc.

                 SECTION 2.1 (8). "INSOLVENT". For purposes of this Plan, the Employer shall be considered Insolvent at such time as it (a) is unable to pay its debts as they mature, or (b) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code.

                 SECTION 2.1 (9).  "PARTICIPANT" shall mean Alfred M. Rankin,
Jr.

                 SECTION 2.1 (10). "PLAN" shall mean this NACCO Industries, Inc. Retirement Benefit Plan for Alfred M. Rankin, Jr., as it may be amended from time to time.

                 SECTION 2.1 (11). "PROFIT SHARING PLAN" shall mean the profit sharing portion of the NACCO Materials Handling Group, Inc. Profit Sharing Plan, as such plan may be amended from time to time.

                 SECTION 2.1 (12). "SUPPLEMENTAL BENEFIT" shall mean the sum of the Participant's Transitional Benefit and his Supplemental Profit Sharing Plan Benefit.

                 SECTION 2.1 (13). "SUPPLEMENTAL PROFIT SHARING CONTRIBUTIONS" shall mean the amounts credited to a Participant's Account pursuant to Section 3.1(b).

                 SECTION 2.1 (14). "SUPPLEMENTAL PROFIT SHARING PLAN BENEFIT" shall mean the retirement benefit determined under Section 3.1.

                 SECTION 2.1 (15). "TRANSITIONAL BENEFIT" shall mean the amounts credited to the Participant's Account pursuant to Section 3.2.





VOL402CL Doc: 75539.1

                 SECTION 2.1 (16). "UNFORESEEABLE EMERGENCY" shall mean an event which results (or will result) in severe financial hardship to the Participant as a consequence of unexpected illness or accident or loss of the Participant's property due to casualty or other similar extraordinary or unforeseen circumstances out of the control of the Participant.

                 SECTION 2.1 (17). "VALUATION DATE" shall mean the last day of each Plan Year, plus such additional date(s), if any, selected by the Employer.


                                  ARTICLE III
                                  -----------
                              SUPPLEMENTAL BENEFIT
                              --------------------
                 SECTION 3.1.  AMOUNT OF SUPPLEMENTAL PROFIT SHARING BENEFIT.

                 (a) Effective as of January 1, 1994, the Employer shall credit the Participant's Account with an amount (hereinafter the "Opening Account Balance") equal to $487,961, which amount shall be substituted for and completely replace the amount of the Participant's "Supplemental Retirement Benefit" as of December 31, 1993 under the Plan (as such term was defined in Section 1(e) of the Plan prior to the adoption of this amendment and restatement).

                 (b) Effective as of January 1, 1994, the Employer shall also credit the Participant's Account annually with amounts (hereinafter referred to as the "Supplemental Profit Sharing Contributions") equal to the amounts which would have been contributed by the Employer to the Profit Sharing Plan for such Participant, from time to time, as profit sharing contributions if (i) the Participant had been eligible to participate in the Profit Sharing Plan, (ii) the Profit Sharing Plan did not contain the Code Limitations, and (iii) the term "Compensation" (as defined in Section 2.1(5) hereof) were used for purposes of determining the amount of profit sharing contributions under the Plan.

                 (c) The Employer's obligation to credit the Participant's Account with Supplemental Profit Sharing Contributions pursuant to this Section shall automatically terminate on (i) the date the Participant ceases employment with the Controlled Group, or (ii) the date the Plan is terminated pursuant to
Article VII.

                 SECTION 3.2. AMOUNT OF TRANSITIONAL BENEFIT. In order to compensate the Participant for pension benefits from his prior employer that he has foregone, the Employer shall also credit the Participant's Account with an amount (hereinafter referred to as the "Transitional Benefits") equal to (a) $34,900 on December 31, 1994 and (b) in each subsequent year, an amount that is 4 percent greater than the amount credited under this Section 3.2 the preceding year. The Transitional Benefits described in the preceding sentence shall be credited annually as of each





VOL402CL Doc: 75539.1

December 31, commencing on December 31, 1994 and ending on the earlier of the Participant's first termination of employment with the Controlled Group for any reason or the termination of the Plan.

                 SECTION 3.3. PARTICIPANT'S ACCOUNT. The Employer shall establish and maintain on its books an Account for the Participant which shall contain the following entries:

                 (a) the Opening Account Balance, which shall be credited to the Participant's Account as of January 1, 1994; and

                 (b) the Supplemental Profit Sharing Contributions which shall be credited to the Participant's Account at the same time as actual profit sharing contributions are credited to the accounts of the participants in the Profit Sharing Plan;

                 (c) The Transitional Benefits, which shall be credited to the Participant's Account on each December 31;

                 (d)  Earnings, as determined under Section 3.4; and

                 (e) Debits for any distributions made from the Account pursuant to Article VI.

                 SECTION 3.4. EARNINGS. (a) WHILE ACTIVELY EMPLOYED. At the end of each calendar month during a calendar year while the Participant is employed by an Employer on December 31 of such year, the Account of the Participant shall be credited with an amount determined by multiplying the Participant's average Account balance during such month by the blended rate earned during such month by the Stable Asset Fund under the Profit Sharing Plan. Notwithstanding the foregoing, in the event that the "Adjusted ROE" determined for such calendar year exceeds the rate credited to the Participant's Account under the preceding sentence, the Participant's Account shall retroactively be credited with the difference between (i) the amount determined under the preceding sentence, and (ii) the amount determined by multiplying the Participant's average Account balance during each month of such calendar year by the Adjusted ROE determined for such calendar year, compounded monthly.

                 (b) FOLLOWING TERMINATION. After the Participant has terminated employment with the Controlled Group, his Account shall be credited with earnings as described in subsection (a) of this Section, as modified by this subsection (b), until his Account has been distributed in full in accordance with Article V. The Adjusted ROE calculation described in the second sentence of subsection (a) shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date Adjusted ROE for the month ending prior to the date the Participant terminated employment, as calculated by the Employer. For any subsequent month, the Adjusted ROE calculation described





VOL402CL Doc: 75539.1
in the second sentence of subsection (a) shall not apply. The Stable Asset Fund calculation described in the first sentence of subsection (a) for the month in which the Participant receives a distribution from his Account shall be based on the blended rate earned during the preceding month by the Stable Asset Fund.

                 (c) DEFINITION OF ADJUSTED ROE. For purposes of this Section, "Adjusted ROE" shall mean the average return on equity of the Employer calculated by the Employer for the applicable time period, based on the following formula:

Net Income (before extraordinary charges       + Current Year
- extraordinary items relating to financings)  Amortization of Goodwill
-----------------------------------------------------------------------
Weighted Average (Shareholder Equity + Accumulated Amortization of Goodwill
                 + UMWA Adjustment)

Adjusted ROE shall be determined at least annually by the Employer.


                                   ARTICLE IV
                                    VESTING
                                    -------
                 SECTION 4.1. VESTING. The Participant shall be 100% vested in his Supplemental Benefit hereunder.


                                   ARTICLE V
                      DISTRIBUTION OF SUPPLEMENTAL BENEFIT
                      ------------------------------------
                 SECTION 5.1.  FORM AND TIMING OF DISTRIBUTION.

                 (a) The Participant's Supplemental Benefit shall be distributed to the Participant in the form of ten annual installments with each installment being based on the value of the Participant's Account on the Valuation Date immediately preceding the date such installment is to be paid and being a fraction of such value in which the numerator is one and the denominator is the total number of remaining installments to be paid. The first annual installment payment of the Supplemental Benefit shall be made to the Participant on the first day of the calendar year following the earlier of the year in which the Participant terminates employment with the Controlled Group or the year in which he attains age 70 (but not before the year in which he attains age 65), and each subsequent installment (if any) shall be made to the Participant as soon as practicable following the anniversary of such date.

                 (b) Notwithstanding the foregoing, the Participant may elect an alternate form of distribution (including a lump sum distribution) by filing a notice in writing, signed by the Participant and filed with the Secretary of the Employer while the Participant is alive and at least one year prior to the commencement of benefits under subsection (a) of this Section. Any such selection of the form of benefit may be changed at any





VOL402CL Doc: 75539.1
time and from time to time, without the consent of any existing Beneficiary or any other person, by filing a later selection in writing that is signed by the Participant and filed with the Secretary of the Employer while the Participant is alive and at least one year prior to the commencement of benefits under subsection (a) of this Section.

                 (c) In the event of the death of the Participant, his Beneficiary shall receive a lump sum distribution of the balance of the Participant's Account as soon as practicable after the Participant's death. Notwithstanding the foregoing, the Participant may elect an alternate form of distribution for his Beneficiary by filing a notice in writing, signed by the Participant and filed with the Secretary of the Employer while the Participant is alive and at least one year prior to the commencement of benefits under subsection (a) of this Section.

                 (d) Notwithstanding the foregoing, the Employer may at any time, upon written request of the Participant, cause to be paid to such Participant an amount equal to all or any part of the Participant's Account if the Employer determines, in its absolute discretion based on such reasonable evidence as it shall require, that such a payment or payments is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency occurring with respect to the Participant. Payments of amounts because of an Unforeseeable Emergency shall be permitted only to the extent reasonably necessary to satisfy the emergency need.


                                   ARTICLE VI
                                 MISCELLANEOUS
                                 -------------
                 SECTION 6.1. LIMITATION ON RIGHTS OF PARTICIPANT AND BENEFICIARIES - NO LIEN. This Plan is designed to be an unfunded, nonqualified plan and the entire cost of this Plan shall be paid from the general assets of the Employer. No liability for the payment of benefits under the Plan shall be imposed upon any officer, director, employee, or stockholder of the Employer. Nothing contained herein shall be deemed to create a lien in favor of the Participant or any Beneficiary on any assets of any Employer. The establishment of the Participant's Account hereunder is solely for the Employer's convenience in administering the Plan and amounts "credited" to the Account shall continue for all purposes to be part of the general assets of the Employer. The Participant's Account is merely a record of the value of the Employer's unsecured contractual obligation to the Participant and his Beneficiary under the Plan and the Employer shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employer for use in connection with the Plan. The Participant and each Beneficiary shall have the status of a general unsecured creditor of the Employer and shall have no right to, prior claim to, or security interest in, any assets of the Employer.





VOL402CL Doc: 75539.1

                 SECTION 6.2. NONALIENATION. No right or interest of the Participant or any Beneficiary under this Plan shall be anticipated, assigned (either at law or in equity) or alienated by the Participant or Beneficiary, nor shall any such right or interest be subject to attachment, garnishment, levy, execution or other legal or equitable process or in any manner be liable for or subject to the debts of the Participant or Beneficiary. If the Participant or any Beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him, then the Employer may terminate his interest in any such benefit and hold or apply it to or for his benefit or the benefit of his spouse, children or other person or persons in fact dependent upon him, or any of them, in such a manner as the Employer may deem proper; provided, however, that the provisions of this sentence shall not be applicable to the surviving spouse of the deceased Participant if the Employer consents to such inapplicability, which consent shall not unreasonably be withheld.

                 SECTION 6.3. EMPLOYMENT RIGHTS. Employment rights shall not be enlarged or affected hereby. The Employer shall continue to have the right to discharge or retire the Participant, with or without cause.

                 SECTION 6.4. ADMINISTRATION OF PLAN. (a) The Nominating, Organization and Compensation Committee of the Board of Directors of the Employer (the "Committee") shall be responsible for the general administration of the Plan and for carrying out the provisions hereof and, for purposes of the Employee Retirement Income Security Act of 1974, as amended, the Employer shall be the plan sponsor and the plan administrator. The Committee shall interpret where necessary, in its reasonable and good faith judgment, the provisions of the Plan and shall determine the rights and status of the Participant and Beneficiaries hereunder (including, without limitation, the amount of any Supplemental Benefit to which the Participant or a Beneficiary may be entitled under the Plan). The Participant or Beneficiary shall be entitled to submit issues and comments in writing to the Committee for its consideration in connection with any such interpretation or determination. The interpretations and findings of the Committee shall be final and conclusive as to all interested persons for all purposes of the Plan.

                 (b) Either the Committee or the Employer may, from time to time, delegate all or part of the administrative powers, duties and authorities delegated to it under this Plan to such person or persons, office or committee as it shall select.

                 SECTION 6.5. PAYMENT TO GUARDIAN. If a benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Employer may direct payment of such benefit to the





VOL402CL Doc: 75539.1
guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Employer may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employer from all liability with respect to such benefit.

                 SECTION 6.6. STATEMENT OF ACCOUNT. The Employer shall deliver to the Participant a written statement of his Account as of the end of each calendar year.


                                  ARTICLE VII
                           AMENDMENT AND TERMINATION
                           -------------------------
                 SECTION 7.1. AMENDMENT. Subject to Section 7.3, the Committee does hereby reserve the right to amend, at any time, any or all of the provisions of the Plan, without the consent of any the Participant, Beneficiary or any other person. Any such amendment shall be expressed in an instrument executed by an officer of the Employer on the order of the Committee and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution.

                 SECTION 7.2. TERMINATION. Subject to Section 7.3, the Committee does hereby reserve the right to terminate the Plan at any time without the consent of the Participant, Beneficiary or any other person. Such termination shall be expressed in an instrument executed by an officer of the Employer on the order of the Committee and shall become effective as of the date designated in such instrument, or if no date is specified, on the date of its execution.

                 SECTION 7.3. LIMITATIONS ON AMENDMENT AND TERMINATION. Notwithstanding the foregoing provisions of this Article, no amendment or termination of the Plan shall, without the written consent of the Participant (or, in the case of his death, his Beneficiary), reduce the amount of any Supplemental Benefit under the Plan of the Participant or any Beneficiary as of the date of the amendment or termination.

                 IN WITNESS WHEREOF, NACCO Industries, Inc., has executed this Plan at Cleveland, Ohio, this 31st day of December, 1994.

                                      NACCO INDUSTRIES, INC.


                                      By Charles A. Bittenbender
                                         -----------------------
                                           Title Vice President
                                                 ---------------




VOL402CL Doc: 75539.1

                 The undersigned Alfred M. Rankin, Jr. hereby agrees to the terms of this Plan, as amended and restated as of January 1, 1994 and, in particular, acknowledges that the Opening Account Balance described in Section 3.1(a) hereof fully satisfies the Employer's obligation to provide Mr. Rankin with a Supplemental Retirement Benefit (as that term was defined in Section 1(e) of the Plan prior to the adoption of this amendment and restatement).


Date:_______________________          Alfred M. Rankin
                                      ---------------------
                                      Alfred M. Rankin, Jr.





VOL402CL Doc: 75539.1